Exhibit 99.2

STATE OF WISCONSIN	CIRCUIT COURT	MILWAUKEE COUNTY

IN RE KOSS CORPORATION	Lead Case No.: 10-CV-002422
SHAREHOLDER DERIVATIVE
LITIGATION

JOINT REPORT CONCERNING SETTLEMENT

Plaintiffs James Mentkowski and Myriam Ruiz (“Plaintiffs”), Nominal Defendant Koss Corporation (“Koss”), and Defendants Michael J. Koss, John C. Koss, John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon, and Lawrence S. Mattson (the “Director Defendants”), respectfully submit this Joint Report to advise the Court of the status of efforts to settle the claims alleged against the Director Defendants in this action.

Plaintiffs and representatives of Koss and the Director Defendants have been engaged in settlement negotiations for several months. Those negotiations culminated in an April 26, 2011 mediation before Howard B. Wiener (Justice of the California Court of Appeal, Retired) in San Diego, California. Plaintiffs and the Director Defendants are pleased to report that as a result of their arms- length negotiations, and with the assistance of Justice Wiener, they have reached an agreement in principle for the settlement of the claims asserted in this action against the Director Defendants.

Among other things, the agreement in principle contemplates, subject to this Court’s approval: (i) the dismissal with prejudice of the claims asserted by Plaintiffs (derivatively, on behalf of Koss Corporation) against the Director Defendants, and (ii) a dismissal without prejudice as to claims asserted in this action against Defendants Grant Thornton LLP and Sujata Sachdeva, in deference to a pending action against Grant Thornton LLP and Sujata Sachdeva brought by Koss Corporation in Chicago, Illinois.

Plaintiffs and the Director Defendants are preparing formal settlement documentation and will submit such documentation to the Court shortly.

DATED:	5/19/11	HALE & WAGNER, S.C.
K. SCOTT WAGNER (SBN 1004668)

/s/ K. SCOTT WAGNER
K. SCOTT WAGNER

839 North Jefferson Street, Suite 400
Milwaukee, WI 53202
Telephone: 414/278-7000
414/278-7590 (Fax)

Liaison Counsel

ROBBINS GELLER RUDMAN
& DOWD LLP
DARREN J. ROBBINS
TRAVIS E. DOWNS III
BENNY C. GOODMAN III
LAURIE L. LARGENT
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (Fax)

ROBBINS GELLER RUDMAN
& DOWD LLP
S. ASHAR AHMED
POST MONTGOMERY CENTER
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (FAX)

ROBBINS UMEDA LLP
BRIAN J. ROBBINS
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (Fax)

Co-Lead Counsel for Plaintiffs

DATED:	5-19-11	CRAMER, MULTHAUF & HAMMES, LLP
PETER J. PLAUSHINES (SBN 1004302)

/s/ PETER J. PLAUSHINES
PETER J. PLAUSHINES

1601 East Racine Avenue, Suite 200
Waukesha, WI 53187
Telephone: 262/542-4278
262/542-4270 (Fax)

Attorneys for Defendants Koss Corporation, Michael J. Koss and John C. Koss

DATED:	5-19-11	K&L GATES LLP
JOHN W. ROTUNNO
PAUL J. WALSEN

/s/ JOHN W. ROTUNNO
JOHN W. ROTUNNO

70 W. Madison Street, Suite 3000
Chicago, IL 60602-4207
Telephone: 312/372-1121
312/827-8000 (Fax)

Attorneys for Defendants Koss Corporation, Michael J. Koss and John C. Koss

DATED:	5-19-11	EAGAN AVENATTI LLP
MICHAEL J. AVENATTI

/s/ MICHAEL J. AVENATTI/ALC
MICHAEL J. AVENATTI

450 Newport Center Drive, Second Floor
Newport Beach, CA 92660
Telephone: 949/ 706-7000
949/706-7050 (Fax)

Attorneys for Defendants Koss Corporation, Michael J. Koss and John C. Koss

DATED:	May 19, 2011	QUARLES & BRADY LLP
JOHN A. ROTHSTEIN

/s/ JOHN A. ROTHSTEIN
JOHN A. ROTHSTEIN

411 East Wisconsin Avenue, Suite 2040
Milwaukee, WI 53202-4497
Telephone: 414/277-5000
414/271-3552 (Fax)

Attorneys for John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon, and Lawrence S. Mattson